Exhibit 99.1

Blue Merger Sub Inc. Announces Modified Terms of its Previously Announced Tender Offers and Consent Solicitations for Del Monte Corporation Notes

NEW YORK, NY, February 16, 2011 — Blue Merger Sub Inc. (the “Company”), an entity affiliated with Kohlberg Kravis Roberts & Co. L.P., Vestar Capital Partners V, L.P. and Centerview Capital, L.P., today announced that it has modified the terms of its previously announced tender offers and consent solicitations (the “Offers” and “Consent Solicitations”) to purchase for cash any and all of (1) Del Monte Corporation’s 6 3/4% Senior Subordinated Notes due 2015 (the “2015 Notes”) and (2) Del Monte Corporation’s 7 1/2% Senior Subordinated Notes due 2019 (the “2019 Notes” and, together with the 2015 Notes, the “Notes”). Del Monte Corporation is a wholly-owned subsidiary of Del Monte Foods Company. The Offers and Consent Solicitations were made in connection with the Company’s proposed merger (the “Merger”) with and into Del Monte Foods Company. The Merger is not conditioned upon the receipt of the Requisite Consents to adopt the Proposed Amendments. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Statement (as defined below).

The following table shows the amount of Notes validly tendered and not validly withdrawn, by series, as of 8:00 a.m., New York City time, on February 16, 2011, the previous Expiration Date:

Title of Security	Outstanding Principal Amount(1)	Principal Amount Tendered as of 8:00 a.m. on February 16, 2011	Percentage of Outstanding Notes Tendered

6 3/4% Senior Subordinated Notes due 2015 issued by Del Monte Corporation	$250,000,000	$241,616,000	96.65%
7 1/2% Senior Subordinated Notes due 2019 issued by Del Monte Corporation	$450,000,000	$448,127,000	99.58%

(1)	As of February 16, 2011.

The expiration date with respect to both Offers has been extended to 8:00 a.m., New York City time, on March 8, 2011 (the “Expiration Date”). All other terms with respect to the Offer for the 2015 Notes and the related Consent Solicitation remain unchanged.

With respect to the Offer for the 2019 Notes, the Company has also amended the previously announced 2019 Notes Total Consideration of $1,235.46 per $1,000 principal amount of 2019 Notes (the “Old 2019 Notes Total Consideration”) as calculated on February 1, 2011 based on a Reference Yield and Offer Yield, as such terms are used in the Company’s Offer to Purchase and Consent Solicitation Statement dated January 19, 2011 (the “Offer to Purchase”), of 1.321% and 1.821%, respectively. The 2019 Notes Total Consideration, which includes the Consent Payment (as defined below) (the “New 2019 Notes Total Consideration”) of $1,215.90 per $1,000 principal amount of 2019 Notes validly tendered on or before 5:00 p.m., New York City time, on March 2, 2011 was calculated based on the present value on the Payment Date of the sum of the Redemption Price on the Redemption Date plus interest payments to, but not including, the Redemption Date, determined using a discount factor equal to the yield on February 16, 2011 of the Reference Security plus a fixed spread of 50 basis points. The Reference Yield and Offer Yield, as such terms are used in the Statement, were 1.734% and 2.234%, respectively, calculated at 11:00 a.m., New York City time, on February 16, 2011 using the expected Settlement Date of March 8, 2011.

Subject to the terms and conditions of the amended Offer for the 2019 Notes, each Holder who has validly tendered its 2019 Notes prior to the date hereof or that validly tenders its 2019 Notes on or after the date hereof and, in each case, that does not validly withdraw its valid tender on or prior to 5:00 p.m., New York City time, on March 2, 2011 (the “Amended 2019 Notes Consent Payment Deadline”), will be entitled to receive for its 2019 Notes that are accepted for purchase the New 2019 Notes Total

Consideration of $1,215.90, which includes the $30 per $1,000 principal amount consent payment described in the Offer to Purchase (the “Consent Payment”). Holders who validly tender 2019 Notes after the Amended 2019 Notes Consent Payment Deadline but on or prior to the amended Expiration Date and whose 2019 Notes are accepted for purchase will receive the New 2019 Notes Total Consideration less the Consent Payment. In addition, Holders whose 2019 Notes are accepted for purchase in the Offer for the 2019 Notes shall receive accrued and unpaid interest in respect of such purchased 2019 Notes from the last interest payment date for the 2019 Notes to, but not including, the Settlement Date. The Settlement Date with respect to both Offers is expected to occur promptly after the Expiration Date, assuming all conditions to the Offers have been satisfied or waived. For the avoidance of doubt, no Holder of 2019 Notes shall be entitled to receive any consideration for its 2019 Notes accepted for purchase or its Consent to the Proposed Amendments except as provided in this paragraph.

The supplemental indenture dated February 1, 2011 (the “2019 Notes Supplemental Indenture”) containing the Proposed Amendments with respect to the indenture governing the 2019 Notes will be amended on or prior to the Payment Date so that the Proposed Amendments set forth in the 2019 Notes Supplemental Indenture will not become effective unless at least a majority in aggregate principal amount of the 2019 Notes outstanding have been validly tendered in the Offer for the 2019 Notes and not validly withdrawn in accordance with the requirements set forth below on the Expiration Date.

The withdrawal rights deadline for the 2015 Notes expired at 5:00 p.m., New York City time, on February 1, 2011 and the withdrawal rights deadline with respect to the 2019 Notes, has been extended to 5:00 p.m., New York City time, on March 2, 2011 (the “Amended 2019 Notes Withdrawal Deadline”). Holders of 2019 Notes who have previously tendered 2019 Notes and who do not validly withdraw their 2019 Notes prior to the 2019 Notes Withdrawal Deadline will receive the New 2019 Notes Total Consideration plus accrued and unpaid interest in respect of such purchased 2019 Notes from the last interest payment date for the 2019 Notes to, but not including, the Settlement Date. To withdraw tenders of 2019 Notes, holders who have previously tendered 2019 Notes and wish to withdraw their 2019 Notes from the Offer for the 2019 Notes should follow the instructions for withdrawing tenders described in the Offer to Purchase prior to the 2019 Notes Withdrawal Deadline.

The Company’s obligation to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn pursuant to each Offer is conditioned upon the satisfaction or waiver of the following conditions: (1) the Merger shall have occurred or shall be occurring substantially concurrent with the Settlement Date, (2) Notes representing at least a majority in outstanding principal amount of each series of Notes shall have been validly tendered and not validly withdrawn and the related Consents shall have been received and not validly revoked, (3) the execution and delivery by Del Monte Corporation, the applicable guarantors and the applicable Trustee of a supplemental indenture for each series of Notes giving effect to the Proposed Amendments for the applicable series of Notes and (4) the general conditions set forth in the Offer to Purchase. Neither of the Offers is conditioned upon the receipt of the requisite consents to adopt the Proposed Amendments pursuant to any of the Consent Solicitations or the completion of the other Offer.

Except as described above, all other terms of the Offer for the 2019 Notes and the related Consent Solicitation remain unchanged.

The Offers and Consent Solicitations relating to the Notes are being made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated January 19, 2011, as amended hereby (the “Statement”), and the related Consent and Letter of Transmittal (the “Consent and Letter of Transmittal”). Further details about the terms and conditions of the Offers and Consent Solicitations are set forth in the Statement and Consent and Letter of Transmittal.

The Company reserves the right, in its sole discretion, to further modify the terms of either of the Offers and Consent Solicitations, or to waive or modify any one or more of the conditions thereto, in whole or in part, at any time on or before the Expiration Date of such Offer. The Company reserves the right to make changes to the Offer for the 2015 Notes without making the corresponding changes to the Offer for the 2019 Notes.

The depositary and information agent for the Offers and Consent Solicitations is Global Bondholder Services Corporation. The dealer managers for the Offers and solicitation agents for the Consent Solicitations are BofA Merrill Lynch ((888) 292-0070 (toll-free), (980) 388-9217 (collect)), Morgan Stanley ((800) 624-1808 (toll-free), (212) 761-0858 (collect)), J.P. Morgan ((800) 245-8812 (toll-free), (212) 270-1200 (collect)), Barclays Capital ((800) 438-3242 (toll-free), (212) 528-7581 (collect)) and KKR Capital Markets LLC ((212) 230-9433 (collect)).

Noteholders with questions or who would like additional copies of the offer documents may call the information agent, Global Bondholder Services Corporation, toll-free at (866) 952-2200. (Banks and brokers may call collect at (212) 430-3774.)

This announcement is not an offer to purchase or solicitation of an offer to purchase or a solicitation of tenders or consents with respect to any Notes.

This news release does not constitute an offer to buy or the solicitation of an offer to sell the 6-3/4% Senior Subordinated Notes due 2015 or the 7-1/2% Senior Subordinated Notes due 2019. The Offers and the Consent Solicitations are being made only pursuant to the Offer to Purchase, as amended hereby. Noteholders and investors should read carefully the Offer to Purchase and related Letter of Transmittal and Consent because they contain important information, including certain terms of and conditions to the Offers and the Consent Solicitations. None of the Company, Del Monte Foods Company, Del Monte Corporation, the dealer managers, the solicitation agents, the depositary, the information agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offers or deliver their consents in the Consent Solicitations.

Forward-Looking Statements

This news release may contain forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements reflect the Company’s current expectations, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause its actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; and the Company’s ability to complete planned transactions, including, without limitation, the Merger. Forward-looking statements contained in this news release speak only as of the date of this news release, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

CONTACT:        Diana Postemsky (212) 521-4805